Exhibit 99.1

Power Integrations Reports Second-Quarter Financial Results

Non-GAAP gross margin for Q2 was 51.9%; non-GAAP earnings were $0.49/diluted share

GAAP gross margin was 49.4%; GAAP net loss of $0.25/share reflects one-time tax charge

Announces resolution of tax audit and substantial reduction in future effective tax rate

SAN JOSE, Calif.--(BUSINESS WIRE)--August 6, 2012--Power Integrations (Nasdaq: POWI) today announced financial results for the quarter ended June 30, 2012. Net revenues for the second quarter were $76.4 million, up six percent from the prior quarter and down five percent compared with the second quarter of 2011. GAAP gross margin for the quarter was 49.4 percent; operating margin was 12.3 percent. The company reported a GAAP net loss for the quarter of $7.2 million or $0.25 per share, driven by a one-time net charge of $15.7 million associated with the tax settlement described below. The second-quarter net loss compares to net income of $0.25 per diluted share in the prior quarter and $0.35 per diluted share in the second quarter of 2011.

In addition to its GAAP results, the company provided certain non-GAAP financial measures that exclude stock-based compensation expenses, acquisition-related costs and expenses, non-cash interest income, the tax effects of these items, and the one-time charge associated with the tax settlement. Non-GAAP gross margin for the second quarter was 51.9 percent, an increase of 310 basis points sequentially; non-GAAP operating margin was 20.7 percent, up 340 basis points sequentially.

Non-GAAP net income for the quarter was $14.6 million or $0.49 per diluted share, compared with $0.36 per diluted share in the prior quarter and $0.43 per diluted share in the second quarter of 2011. The company’s non-GAAP effective tax rate for the second quarter was 9.0 percent, reflecting a reduction in the company’s expected full-year 2012 non-GAAP tax rate to approximately 13 percent, compared with the prior expectation of a full-year rate in the high teens.

The company today announced a settlement with the U.S. Internal Revenue Service that resolves the IRS audit of the company’s taxes for the years 2003 through 2006. The settlement includes the following elements:

  During the third quarter of 2012 Power Integrations will make a one-time payment of $42.6 million in taxes and interest relating primarily to the revaluation of a license to certain intellectual property rights of the company to one of its foreign subsidiaries. As noted above, the company’s GAAP results for the second quarter include a one-time net charge of $15.7 million reflecting the taxes and interest to be paid, partially offset by the reversal of previously accrued tax liabilities and valuation allowances. Of the $15.7 million charge, approximately $12.7 million relates to taxes and $3.0 million to interest.
  The company expects a substantial reduction in its ongoing effective tax rates. Specifically, the company expects its 2013 GAAP and non-GAAP effective tax rates to be in the high single digits. For the remaining two quarters of 2012 the GAAP and non-GAAP effective tax rates are expected to be approximately 18 percent and 13 percent, respectively.
  The agreement permits Power Integrations to repatriate approximately $102 million of earnings from its foreign subsidiaries without further U.S. federal income-tax consequences.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “Like many of our peers, we have experienced a slowdown in demand of late, and second-quarter revenues fell short of our expectations. However, our non-GAAP gross margin expanded by more than three percentage points thanks to continued execution on our cost-reduction efforts and a more favorable end-market mix during the quarter. In all, our non-GAAP gross margin is up nearly five points in the past three quarters, and we expect it to remain above the 50-percent benchmark in the second half of the year. The combination of a higher gross margin and our lower tax rate will help support our earnings and cash flow even in the face of a muted demand environment.”

Additional Highlights

  On May 1 the company completed its acquisition of CT-Concept Technologie AG, a Swiss developer of highly efficient drivers for high-voltage IGBT modules, for approximately $116 million net of cash acquired.
  Cash flow from operations was $27.7 million for the quarter.
  The company paid a dividend of $0.05 per share on June 29, 2012. The next dividend of $0.05 per share will be paid on September 28, 2012 to stockholders of record as of August 31, 2012.
  Power Integrations received or acquired 25 U.S. patents and 13 non-U.S. patents during the quarter and had a total of 499 U.S. patents and 360 non-U.S. patents as of June 30, 2012.

Financial Outlook

The company issued the following forecast for the third quarter of 2012:

  Third-quarter revenues are expected to be between $76 million and $82 million.

  Non-GAAP gross margin is expected to be 51.5 percent, plus or minus 50 basis points (calculated by excluding from GAAP gross profit approximately $0.3 million of stock-based compensation, $0.6 million of amortization of acquisition-related intangible assets, and $1.5 million of amortization of the write-up of acquired inventory). GAAP gross margin is expected to be between 48 percent and 49 percent.
  Non-GAAP operating expenses are expected to be $25.2 million, plus or minus $0.5 million. (Excludes from GAAP operating expenses approximately $4 million of stock-based compensation expenses and approximately $1 million of amortization expense for acquisition-related intangible assets). GAAP operating expenses are expected to be between $30 million and $31 million.
  The third-quarter GAAP and non-GAAP effective tax rates are expected to be approximately 18 percent and 13 percent, respectively.

Conference Call Today at 1:45 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:45 p.m. Pacific time. Members of the investment community can join the call by dialing 1-877-303-9795 from within the United States or 1-631-291-4581 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations, Inc., is a Silicon Valley-based supplier of high-performance electronic components used in high-voltage power-conversion systems. The company’s integrated circuits and diodes enable compact, energy-efficient AC-DC power supplies for a vast range of electronic products including mobile devices, TVs, PCs, appliances, smart utility meters and LED lights. CONCEPT IGBT driver systems enhance the efficiency, reliability and cost of high-power applications such as industrial motor drives, solar and wind energy systems, electric vehicles and high-voltage DC transmission. Since its introduction in 1998, Power Integrations’ EcoSmart® energy-efficiency technology has prevented billions of dollars’ worth of energy waste and millions of tons of carbon emissions. Reflecting the environmental benefits of the company’s products, Power Integrations’ stock is included in the NASDAQ® Clean Edge® Green Energy Index, The Cleantech Index®, and the Ardour Global IndexSM. For more information, including design-support tools and resources, please visit www.powerint.com; visit Power Integrations’ Green Room for a comprehensive guide to energy-efficiency standards around the world.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under Accounting Standard Codification 718-10, acquisition-related expenses, amortization of acquisition-related intangible assets and the fair-value write-up of acquired inventory, non-cash interest income, the tax effects of these items and the one-time tax charge described above. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company’s projected third-quarter and second-half 2012 financial performance and the expected effect of higher gross margin and lower tax rate on earnings and cash flow are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company to decrease its selling prices for its products; the outcome and cost of patent litigation, which may affect sales of the company’s products or could result in higher expenses and charges than currently expected; unforeseen costs and expenses; unfavorable fluctuations in component costs resulting from changes in commodity prices and/or the exchange rate between the U.S. dollar and the Japanese yen; and the challenges inherent in integrating and forecasting the performance of acquired businesses. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) on May 8, 2012. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations, EcoSmart and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
NET REVENUES	$76,382	$71,773	$80,184	$148,155	$156,946

COST OF REVENUES	38,627	37,181	42,558	75,807	82,897

GROSS PROFIT	37,755	34,592	37,626	72,348	74,049

OPERATING EXPENSES:
Research and development	12,066	10,640	10,195	22,706	20,218
Sales and marketing	8,419	8,111	8,076	16,530	16,296
General and administrative	6,687	6,603	6,141	13,291	12,616
Amortization of acquisition-related intangible assets	757	28	28	785	56
Acquisition expenses	413	489	-	902	-
Total operating expenses	28,342	25,871	24,440	54,214	49,186

INCOME FROM OPERATIONS	9,413	8,721	13,186	18,134	24,863

Non-cash interest income	623	157	-	780	-
Cost of acquisition-related currency option	(635)	-	-	(635)	-
Other income (expense), net	207	458	461	665	903

INCOME BEFORE PROVISION FOR INCOME TAXES	9,608	9,336	13,647	18,944	25,766

PROVISION FOR INCOME TAXES	16,784	1,875	3,048	18,659	5,313

NET INCOME (LOSS)	$(7,176)	$7,461	$10,599	$285	$20,453

EARNINGS (LOSS) PER SHARE:
Basic	$(0.25)	$0.26	$0.37	$0.01	$0.71
Diluted	$(0.25)	$0.25	$0.35	$0.01	$0.68

SHARES USED IN PER-SHARE CALCULATION:
Basic	28,619	28,227	28,938	28,423	28,784
Diluted	28,619	29,435	30,346	29,624	30,271

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$256	$245	$216	$501	$455
Research and development	1,566	1,120	980	2,687	1,791
Sales and marketing	746	747	543	1,493	1,210
General and administrative	1,074	919	705	1,992	1,492
Total stock-based compensation expense	$3,642	$3,031	$2,444	$6,673	$4,948

Cost of revenues includes:
Amortization of write-up of acquired inventory	$1,136	$80	$148	$1,216	$210
Amortization of acquisition-related intangible assets	$459	$85	$85	$544	$170

Operating expenses include:
Patent-litigation expenses	$1,409	$1,296	$1,210	$2,705	$2,467

REVENUE MIX BY END MARKET
Communications	24%	27%	28%	25%	30%
Computer	12%	12%	13%	12%	12%
Consumer	36%	40%	36%	38%	36%
Industrial	28%	21%	23%	25%	22%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$37,755	$34,592	$37,626	$72,348	$74,049
GAAP gross profit margin	49.4%	48.2%	46.9%	48.8%	47.2%

Stock-based compensation included in cost of revenues	256	245	216	501	455
Amortization of write-up of acquired inventory	1,136	80	148	1,216	210
Amortization of acquisition-related intangible assets	459	85	85	544	170

Non-GAAP gross profit	$39,606	$35,002	$38,075	$74,609	$74,884
Non-GAAP gross profit margin	51.9%	48.8%	47.5%	50.4%	47.7%

RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$28,342	$25,871	$24,440	$54,214	$49,186

Less: Stock-based compensation expense included in operating expenses
Research and development	1,566	1,120	980	2,687	1,791
Sales and marketing	746	747	543	1,493	1,210
General and administrative	1,074	919	705	1,992	1,492
Total	3,386	2,786	2,228	6,172	4,493

Acquisition expenses	413	489	-	902	-

Amortization of acquisition-related intangible assets	757	28	28	785	56

Non-GAAP operating expenses	$23,786	$22,568	$22,184	$46,355	$44,637

RECONCILIATION OF INCOME FROM OPERATIONS
GAAP income from operations	$9,413	$8,721	$13,186	$18,134	$24,863
GAAP operating margin	12.3%	12.2%	16.4%	12.2%	15.8%

Add: Total stock-based compensation	3,642	3,031	2,444	6,673	4,948
Amortization of write-up of acquired inventory	1,136	80	148	1,216	210
Amortization of acquisition-related intangible assets	1,216	113	113	1,329	226
Acquisition expenses	413	489	-	902	-

Non-GAAP income from operations	$15,820	$12,434	$15,891	$28,254	$30,247
Non-GAAP operating margin	20.7%	17.3%	19.8%	19.1%	19.3%

RECONCILIATION OF PROVISION FOR INCOME TAXES
GAAP provision for income taxes	$16,784	$1,875	$3,048	$18,659	$5,313
GAAP effective tax rate	174.7%	20.1%	22.3%	98.5%	20.6%

One-time charge associated with tax settlement	15,749	-	-	15,749	-
Tax effect of other adjustments to GAAP results	(405)	(304)	(225)	(709)	(629)

Non-GAAP provision for income taxes	$1,440	$2,179	$3,273	$3,619	$5,942
Non-GAAP effective tax rate	9.0%	16.9%	20.0%	12.5%	19.1%

RECONCILIATION OF NET INCOME (LOSS) PER SHARE (DILUTED)
GAAP net income (loss)	$(7,176)	$7,461	$10,599	$285	$20,453

Adjustments to GAAP net income (loss)
Stock-based compensation	3,642	3,031	2,444	6,673	4,948
Amortization of write-up of acquired inventory	1,136	80	148	1,216	210
Amortization of acquisition-related intangible assets	1,216	113	113	1,329	226
Acquisition expenses	413	489	-	902	-
Non-cash interest income	(623)	(157)	-	(780)	-
Cost of acquisition-related currency option	635	-	-	635	-
One-time charge associated with tax settlement	15,749	-	-	15,749	-
Tax effect of items excluded from non-GAAP results	(405)	(304)	(225)	(709)	(629)

Non-GAAP net income	$14,587	$10,713	$13,079	$25,300	$25,208

Average shares outstanding for calculation of non-GAAP income per share (diluted)	29,792	29,435	30,346	29,624	30,271

Non-GAAP net income per share (diluted)	$0.49	$0.36	$0.43	$0.85	$0.83

GAAP income (loss) per share	$(0.25)	$0.25	$0.35	$0.01	$0.68

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2012	March 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$73,360	$147,155	$139,836
Short-term marketable securities	60,068	66,855	40,899
Accounts receivable	17,966	16,696	9,396
Inventories	48,555	42,851	52,010
Deferred tax assets	893	890	892
Prepaid expenses and other current assets	7,758	6,222	7,068
Total current assets	208,600	280,669	250,101

MARKETABLE SECURITIES	-	-	32,041
PROPERTY AND EQUIPMENT, net	91,738	89,695	88,241
INTANGIBLE ASSETS, net	51,422	8,663	8,852
GOODWILL	77,354	14,786	14,786
DEFERRED TAX ASSETS	7,120	12,716	12,387
OTHER ASSETS	43,380	43,724	26,511
Total assets	$479,614	$450,253	$432,919

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$21,108	$15,165	$16,532
Accrued payroll and related expenses	6,650	5,279	5,911
Taxes payable	37,936	-	-
Deferred tax liabilities	1,961	-	-
Deferred income on sales to distributors	11,270	9,373	7,883
Other accrued liabilities	2,514	2,661	2,305
Total current liabilities	81,439	32,478	32,631

LONG-TERM LIABILITIES
Income taxes payable	7,364	35,190	34,368
Deferred tax liabilities	4,185	-	-
Pension liability	622	-	-

Total liabilities	93,610	67,668	66,999

STOCKHOLDERS' EQUITY:
Common stock	29	28	28
Additional paid-in capital	181,203	168,918	158,646
Accumulated other comprehensive income	145	398	50
Retained earnings	204,627	213,241	207,196
Total stockholders' equity	386,004	382,585	365,920
Total liabilities and stockholders' equity	$479,614	$450,253	$432,919

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(7,176)	$7,461	$10,599	$285	$20,453
Adjustments to reconcile net income (loss) to cash provided by operating activities
Depreciation	3,895	3,732	3,790	7,627	7,472
Amortization of intangible assets	1,290	189	243	1,479	486
Gain on sale of property and equipment	-	(1)	(41)	(1)	(41)
Stock-based compensation expense	3,642	3,031	2,444	6,673	4,948
Amortization of premium on marketable securities	258	309	420	567	859
Non-cash interest income	(623)	(157)	-	(780)	-
Deferred income taxes	5,161	(327)	427	4,834	826
Increase (decrease) in accounts receivable allowances	(14)	-	15	(14)	37
Excess tax benefit from stock options exercised	(276)	(198)	(299)	(474)	(697)
Tax benefit associated with employee stock plans	749	782	755	1,531	1,538
Change in operating assets and liabilities:
Accounts receivable	1,964	(7,300)	5,230	(5,336)	(2,392)
Inventories	4,958	9,161	8,879	14,119	7,915
Prepaid expenses and other assets	1,528	1,306	1,613	2,834	3,048
Accounts payable	2,310	1,485	(1,352)	3,795	(4,260)
Taxes payable and other accrued liabilities	8,180	604	1,993	8,784	1,468
Deferred income on sales to distributors	1,897	1,490	248	3,387	(1,021)
Net cash provided by operating activities	27,743	21,567	34,964	49,310	40,639

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,283)	(7,471)	(5,271)	(8,754)	(12,519)
Proceeds from sale of property and equipment	-	2	2,249	2	2,249
Other assets	-	-	(808)	-	(808)
Acquisitions	(113,360)	-	(13)	(113,360)	(6,914)
Increase in financing lease receivables	-	(383)	(2,179)	(383)	(7,821)
Collections of financing lease receivables	-	299	103	299	205
Loan to SemiSouth	-	(18,000)	(3,000)	(18,000)	(3,000)
Purchases of marketable securities	-	-	-	-	(11,508)
Proceeds from maturities of marketable securities	6,403	6,065	5,330	12,468	6,630
Net cash used in investing activities	(108,240)	(19,488)	(3,589)	(127,728)	(33,486)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	7,864	6,457	6,958	14,321	14,246
Repurchase of common stock	-	-	(4,384)	-	(4,384)
Payments of dividends to stockholders	(1,438)	(1,415)	(1,448)	(2,853)	(2,885)
Excess tax benefit from stock options exercised	276	198	299	474	697
Net cash provided by financing activities	6,702	5,240	1,425	11,942	7,674

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(73,795)	7,319	32,800	(66,476)	14,827

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	147,155	139,836	137,694	139,836	155,667

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$73,360	$147,155	$170,494	$73,360	$170,494

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
jshiffler@powerint.com